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                                                                     Exhibit 5.3

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
Phoenix Office                     Tucson Office                      Las Vegas Office
40 North Central Avenue            One South Church Avenue            3993 Howard Hughes Parkway
Phoenix, Arizona 85004-4429        Suite 700                          Suite 600
Telephone (602) 262-5311           Tucson, Arizona 85701-1620         Las Vegas, Nevada 89109
Facsimile (602) 262-6747           Telephone (520) 622-2090           Telephone (702) 949-8200
                                   Facsimile (520) 622-3088           Facsimile (702) 949-8398
Scott DeWald
Direct Dial: (602) 262-6333
Direct Fax: (602) 734-3745
E-Mail: SDewald@lrlaw.com
Admitted in Arizona
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                                                                           Our File Number 43460-00001


                                 April 15, 2004


General Nutrition Centers, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania  15222

            RE: GENERAL NUTRITION CENTERS, INC. AND THE OTHER ENTITIES LISTED ON SCHEDULE I - REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

      We are special counsel to General Nutrition Investment Company, an Arizona corporation ("GNIC") and General Nutrition Sales Corporation, an Arizona corporation ("GNSC"), in connection with the public offering of $215,000,000 aggregate principal amount of General Nutrition Centers, Inc.'s (the "Issuer") 8-1/2% Senior Subordinated Notes due 2010 (the "Exchange Notes"). The Indenture, dated as of December 5, 2003 (the "Original Indenture"), among the Issuer, the guarantors party thereto (the "Guarantors") and U.S. Bank National Association, as Trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of April 6, 2004, by and among the Issuer, GNC Franchising, LLC, the Guarantors and the Trustee (together with the Original Indenture, the "Indenture"), provides for the guarantee of the Exchange Notes by the Guarantors (the "Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8-1/2% Senior Subordinated Notes due 2010 of the Issuer (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of December 5, 2003 (the "Registration Rights Agreement"), by and among the Issuer, the Guarantors, Lehman Brothers Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

      In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees as filed with the Securities and Exchange Commission (the "Commission") (such registration statement being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an
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executed copy of the Indenture including the terms and the provisions of the
Guarantees; (iv) the Articles of Incorporation of GNIC, as certified by the Corporation Commission of the State of Arizona; (v) the Articles of Incorporation of GNSC, as certified by the Corporation Commission of the State of Arizona; (vi) the By-Laws of GNIC and GNSC, as currently in effect; (vii) resolutions of the Board of Directors of GNIC and GNSC, relating to the Exchange Offer, Indenture, the issuance of the Guarantees by GNIC and GNSC and related matters; and (viii) the form of the Guarantees. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of GNIC and GNSC and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of GNIC and GNSC and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of GNIC and GNSC and others and of public officials.

            OUR OPINIONS SET FORTH HEREIN ARE LIMITED TO THE LAWS OF THE STATE OF ARIZONA THAT, IN OUR EXPERIENCE, ARE APPLICABLE TO SECURITIES OF THE TYPE COVERED BY THE REGISTRATION STATEMENT AND, TO THE EXTENT THAT JUDICIAL OR REGULATORY ORDERS OR DECREES OR CONSENTS, APPROVALS, LICENSES, AUTHORIZATIONS, VALIDATIONS, FILINGS, RECORDINGS OR REGISTRATIONS WITH GOVERNMENTAL AUTHORITIES ARE RELEVANT, TO THOSE REQUIRED UNDER SUCH LAWS (ALL OF THE FOREGOING BEING REFERRED TO AS "OPINED ON LAW"). WE DO NOT EXPRESS ANY OPINION WITH RESPECT TO THE LAW OF ANY JURISDICTION OTHER THAN OPINED ON LAW OR AS TO THE EFFECT OF ANY SUCH NON-OPINED-ON LAW ON THE OPINIONS HEREIN STATED. THE OPINION SET FORTH IN PARAGRAPH 1 BELOW WITH RESPECT TO THE VALID EXISTENCE AND GOOD STANDING OF GNIC AND GNSC IS BASED SOLELY UPON CERTIFICATES ISSUED BY THE ARIZONA CORPORATION COMMISSION OF THE STATE OF ARIZONA OR OTHER APPROPRIATE OFFICIAL OF THE RESPECTIVE JURISDICTIONS OF ORGANIZATION.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

      1. Each of GNIC and GNSC has been duly incorporated, and is validly existing in good standing under the laws of the State of Arizona.

      2. Each of GNIC and GNSC has the corporate power and authority to execute and deliver the Guarantee and to consummate the transactions contemplated thereby.

      3. The execution, delivery and performance of the Guarantee by each of GNIC and GNSC has been duly authorized. When the Guarantee (in the form examined by us) has been
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signed by an incumbent officer authorized to do so in the respective authorizing resolution of each of GNIC and GNSC, the Guarantee executed by each of GNIC and GNSC will be duly executed. When each of GNIC and GNSC has voluntarily transferred possession of its Guarantee to the Trustee, the Guarantee of each of GNIC and GNSC will have been duly delivered.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Skadden, Arps, Slate, Meagher & Flom LLP is entitled to rely on this opinion in connection with the opinion being delivered by such firm in connection with the Exchange Offer.

                                                    Very truly yours,



                                                    /s/ LEWIS AND ROCA LLP